Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Travelzoo of our report dated March 30, 2022, relating to the consolidated financial statements of Travelzoo, appearing in the Annual Report on Form 10-K of Travelzoo for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

San Jose, California
February 3, 2023